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        KPMG  Peat Marwick                                        Exhibit 15.1

              Certified Public Accountants

              1 Cascade Plaza, Suite 1100
              Akron, Ohio  44308


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
The CIVISTA Corporation:

We have reviewed the consolidated statement of condition of The CIVISTA Corporation and subsidiaries as of March 31, 1994, and the related consolidated statements of operations for the three- and six-month periods ended March 31, 1994 and 1993, and consolidated cash flows for the six-month periods ended March 31, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of condition of The CIVISTA Corporation and subsidiaries as of September 30, 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated November 24, 1993, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of condition as of September 30, 1993 is fairly presented, in all material respects, in relation to the consolidated statement of condition from which it has been derived.





KPMG Peat Marwick
May 6, 1994





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